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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated February 18, 1997 relating to the consolidated financial statements of Integrated Security Systems, Inc., and our report dated September 30, 1996 relating to the financial statements of Golston Company, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Dallas, Texas
March 10, 1997